EXHIBIT 10.2

SECURITY AGREEMENT

This Security Agreement (this “Agreement”) is made March 3, 2015 by and among Bioject Medical Technologies Inc. (the “Company”) and its wholly owned subsidiary Bioject Inc. (the “Subsidiary”), each an Oregon corporation, and each with offices at, 7180 SW Sandburg Street, Tigard, Oregon 97223 (collectively, the “Grantors”), and Mark A. Logomasini & Associates, Inc. SEP Fund, the holder of the Company’s Senior Secured Bridge Promissory Note aggregating $116,636 dated March 3, 2015 (the “Note”) and with the address set forth on the signature page hereto (the “Noteholder”).

RECITALS

The Noteholder has agreed to make a secured loan to the Company, evidenced by the Note, and secured by all the accounts receivable from Ferring Pharmaceuticals to the Company, whether presently existing or hereafter acquired.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged and intending to be legally bound, as collateral security for the prompt and complete payment when due of the Note, Grantors hereby represent, warrant, covenant and agree as follows:

1. Grant of Security Interest. As collateral security for the prompt and complete payment and performance of all of Grantors’ present or future obligations under the Note, Grantors hereby grants a security interest in all of Grantors’ right, title and interest in, to and under its registered and unregistered rights in the all the accounts receivable from Ferring Pharmaceuticals to the Company, (all of which shall collectively be called the “Collateral”), including, without limitation, all proceeds of the foregoing.

2. Covenants and Warranties. Grantors represents, warrants, covenants and agrees as follows:

(a)	Grantors are the sole owners of the Collateral;

(b)	Performance of this Agreement does not conflict with or result in a breach of any material agreement to which Grantors are bound;

(c)	During the term of this Agreement, Grantors will not transfer or otherwise encumber any interest in the Collateral.

(d)	To their knowledge, all of the Collateral is valid and enforceable, and no part of the Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made in writing that any part of the Collateral violates the rights of any third party;

(e)	Grantors shall protect, defend and maintain the validity and enforceability of the Collateral;

(f)	Grantors shall take such further actions as Noteholder may reasonably request from time to time to perfect or continue the perfection of Noteholder’s interest in the Collateral;

(g)	This Agreement creates, and in the case of after acquired Collateral this Agreement will create, at the time Grantors first have rights in such after acquired Collateral and Noteholder have taken all actions required for perfection, in favor of Noteholder, a valid and perfected first priority security interest and collateral assignment in the Collateral in the United States securing the payment and performance of the obligations evidenced by the Note;

(h)	To its knowledge, except for, and upon, the filing of UCC financing statements, or other notice filings or notations in appropriate filing offices, if necessary to perfect the security interests created hereunder, no authorization, approval or other action by, and no notice to or filing with, any U.S. governmental authority or U.S. regulatory body is required either (a) for the grant by Grantors of the security interest granted hereby, or for the execution, delivery or performance of this Agreement by Grantors in the U.S. or (b) for the perfection in the United States or the exercise by Noteholder of its rights and remedies thereunder;

(i)	All information heretofore, herein or hereafter supplied to Noteholder by or on behalf of Grantors with respect to the Collateral is true and correct in all material respects; and

(j)	Grantors shall not enter into any agreement that would materially impair or conflict with Grantors’ obligations hereunder without Noteholder’s prior written consent, which consent shall not be unreasonably withheld. Except as permitted under the Note, Grantors shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Grantors’ rights and interest in any property included within the definition of the Collateral acquired under such contracts.

4. Noteholder’s Rights. Noteholder shall have the right, but not the obligation, to take, at Grantors’ sole expense, any actions that Grantors is required under this Agreement to take but which Grantors fails to timely take, after fifteen (15) days’ notice to Grantors. Grantors shall reimburse and indemnify Noteholder for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this section 4.

5. Further Assurances; Attorney in Fact.

(a) On a continuing basis, Grantors will, upon reasonable request by Noteholder, subject to any prior licenses, encumbrances and restrictions and prospective licenses, make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including appropriate financing and continuation statements and collateral agreement, and take all such action as may reasonably be requested by Noteholder, to perfect Noteholder’s security interest in the Collateral and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to Noteholder the grant or perfection of a security interest in all Collateral.

(b) Grantors appoint Noteholder as Grantors’ attorney-in-fact, with full authority in the place and stead of Grantors and in the name of Grantors, Noteholder or otherwise, from time to time in Noteholder’s discretion, upon Grantors’ failure or inability to do so, to take any action and to execute any instrument which Noteholder may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, or other notice filings or notations in appropriate filing offices, relative to any of the Collateral, without notice to Grantors, with all appropriate jurisdictions, as Noteholder deem appropriate, in order to perfect or protect Noteholder’s interest in the Collateral.

6. Events of Default. The occurrence of an Event of Default under the Note shall constitute an Event of Default under this Agreement.

7. Remedies. Upon the occurrence and during the continuance of an Event of Default, Noteholder shall have the right to exercise all the remedies of a secured party under the Oregon Uniform Commercial Code. Grantors will pay any expenses (including reasonable attorney’s fees) incurred by Noteholder in connection with the exercise of any of Noteholder’s rights hereunder, including without limitation any expense incurred in disposing of the Collateral in accordance with the terms hereof. All of Noteholder’s rights and remedies with respect to the Collateral shall be cumulative.

8. Indemnity. Grantors agree to defend, indemnify and hold harmless Noteholder and its agents (each an “Indemnified Person”) against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by this Agreement, and (b) all losses or expenses in any way suffered, incurred, or paid by Noteholder as a result of or in any way arising out of, following or consequential to transactions between Noteholder and Grantors, under this Agreement (including without limitation, reasonable attorney’s fees and reasonable expenses), except for Claims and/or losses arising from or out of an Indemnified Person’s gross negligence or willful misconduct.

9. Termination. At such time as Grantors shall completely repay the Note and any other obligations under the Note, secured hereunder, Noteholder shall execute and deliver to Grantors all releases, terminations, and other instruments as may be necessary or proper to release the security interest hereunder.

10. Course of Dealing. No course of dealing, nor any failure to exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

11. Amendments. This Agreement may be amended only by a written instrument signed by both parties hereto.

12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

GRANTORS AND NOTEHOLDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

14. Confidentiality. In handling any confidential information, Noteholder shall exercise the same degree of care that they exercise for their own proprietary information, but disclosure of information may be made: (i) to Noteholder or affiliates in connection with their present or prospective business relations with Grantors; (ii) to prospective transferees or purchasers of any interest in the Note (provided, however, Noteholder shall use commercially reasonable efforts to obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision); (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Noteholder’s examination or audit; and (v) as Noteholder consider appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Noteholder’s possession when disclosed to Noteholder, or becomes part of the public domain after disclosure to Noteholder through no fault of Noteholder; or (b) is disclosed to Noteholder by a third party, if Noteholder reasonably do not know that the third party is prohibited from disclosing the information.

Agreed, as of the date first set forth above:

Grantors:

Bioject Medical Technologies Inc.

By:	/s/ Tony K. Chow
Name:	Tony K. Chow
Title:	President and Chief Executive Officer

Bioject Inc.

By:	/s/ Tony K. Chow
Name:	Tony K. Chow
Title:	President and Chief Executive Officer

Mark A Logomasini & Associates, Inc. SEP Fund

/s/ Mark A. Logomasini
Address: 26212 Dimension Drive, Suite 260, Lake Forest, CA 92630

3